Exhibit 15.1

November 5, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 5, 2008 on our review of interim financial information of Apollo Investment Corporation for the three and six month periods ended September 30, 2008 and September 30, 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008 is incorporated by reference in its Registration Statement on Form N-2 dated September 10, 2007.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP